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                                                                     EXHIBIT 5.2


[ML LOGO]                       RALPH R. BROCK              MICHAEL LENNEN       KIMBERLY K. BONIFAS      *Resident in Topeka Office
LA OFFICES OF                   JOSEPH W. KENNEDY           KARL R. SWARTZ       RICHARD A. KEAR
MORRIS LAING                    ROBERT I. GUENTHNER         ROGER L. THEIS       CAMERON V. MICHAUD
Evans Brock & Kennedy, Chtd.    KEN M. PETERSON             RICHARD F. HAYSE*    RYAN M. PECK             LESTER L. MORRIS
                                ROBERT D. OVERMAN           THOMAS R. DOCKING                             1901 - 1966
                                A.J. SCHWARTZ, JR.          DIANE S. WORTH
                                DONALD E. SCHRAG            TIM J. MOORE         OF COUNSEL               VERNE M. LAING
                                WILLIAM B. SORENSEN, JR.    JANET HUCK WARD      GERALD L. MICHAUD        1907 - 2000
                                JEFFERY L. CARMICHAEL       T. LYNN WARD         ROBERT P. BURNS
                                ROBERT W. COYKENDELL        ROGER N. WALTER*     KELLY S. HERZIK          FERD E. EVANS, JR,
                                ROBERT K. ANDERSON          JAMES D. YOUNG       GLADYS HOEFER            1919 - 1991
                                SUSAN R. SCHRAG             LUKE A. SOBBA*
                                                                                                          DENNIS M. FEENEY
                                                                                                          1953 - 2001

Sender's email: rguenthner@morrislaing.cam


                                                  April 26, 2004



Nebraska Book-Company, Inc.
4700 South 19th Street
Lincoln, NE 68501-0529


Ladies and Gentlemen:

         We have acted as special Kansas counsel for Nebraska Book Company, Inc. ("the Company") in connection with its execution and delivery of the Indenture (hereinafter referred to as the "Indenture") dated as of March 4, 2004, by and among the Company, The Subsidiary guarantors Parties Thereto and BNY Midwest Trust Company, as Trustee, relating to the Company's 8 5/8% Senior Subordinated Notes due 2012.

         In furnishing these opinions, we have examined copies of the following documents:

         (a)  The Indenture;

         (b) A Certificate of Good Standing for the Company from the Secretary of State of Kansas;

         (c) The Articles of Incorporation of the Company, certified by the corporate secretary of the Company;

         (d) The bylaws of the Company, certified by the corporate secretary of the Company;

         (e) Certificates of the corporate secretary of the Company as to the authorization, execution and delivery of the Indenture, the authorization of the transactions contemplated thereby, including the issuance of the Exchange Notes (which are referred to as the Exchange Securities in the Indenture), and other matters.

         Based upon the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:


--------------------------------------------------------------------------------

       Old Town Square o 300 N. Mead, Suite 200 o Wichita, KS 67202-2722
            T: 316.262.2671 o F: 316.262.5991 o www.morrislaing.com
                    Topeka Office Located in USBank Building

April 26, 2004
Page 2


         1. All corporate actions required to be taken for the due and proper authorization, execution and delivery of the Indenture and for the due and valid issuance of the Exchange Notes have been duly and validly taken.

         2. The execution and delivery by the Company of the Indenture and the issuance and delivery of the Exchange Notes in accordance with the terms of the Indenture will not result in any violation of the provisions of the articles of incorporation or bylaws of the Company or of any statute, rule or regulation of the State of Kansas.

         The opinions expressed herein are subject to the following qualifications and limitations:

         A. The foregoing opinions are limited solely to those laws, rules and regulations of the State of Kansas that in our experience are normally applicable to transactions of the type contemplated by the Indenture, except that we express no opinion with respect to any state securities or blue-sky law, or any anti-fraud or similar provisions of any law, rule or regulation.

         B. For purposes of these opinions, we have assumed that all signatures on documents furnished to us either as originals or copies are genuine and that all documents furnished to us as copies conform to the originals of such documents.

         C. We have relied upon certificates supplied to us by the Company and by public officials, and we have not made any independent review or investigation of facts in connection with these opinions.

         D. These opinions are effective as the date hereof and are given based upon the articles of incorporation and bylaws of the Company and laws, rules and regulations as in effect as of the ate of this opinion letter. We disclaim any responsibility to advise you of any future changes of law or fact that may affect the opinions expressed herein.

         E. We consent to the use of our name in the Registration Statement covering the Exchange Notes and in the prospectus included in such Registration Statement as our name appears under the caption "Legal Matters" and to the use of this opinion letter as an exhibit to such Registration Statement.

         F. These opinions are rendered at the request of the Company solely for the purpose set forth above and may not be relied upon by any other party, nor copies delivered to any other arty or filed with any other governmental agency, nor used for any other purpose, without our prior written consent.

                                                Very truly yours,

                                                /s/ ROBERT I. GUENTHNER

                                                Robert I. Guenthner
RIG/slf                                         For the Firm